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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date if earliest event reported): April 24, 1998

                         Commission file number 0-18560


                           The Savannah Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)

                               Georgia 58-1861820
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         (State or other jurisdiction of (IRS Employer incorporation or organization) identification No.)


                       25 Bull Street, Savannah, GA 31401
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               (Address of principal executive offices) (Zip Code)


                                  912-651-8200
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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                         (Former Name or Former Address,
                          If Changed Since Last Report)



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ITEM FIVE. OTHER EVENTS

On April 24, 1998, The Savannah Bancorp, Inc. made its regular quarterly earnings release and included an announcement of a delay in the merger with Bryan Bancorp of Georgia, Inc. The press release included the reasons for the delay in the merger.


EXHIBIT 99

The full narrative content of the press release issued on April 24, 1998 is included as Exhibit 99 to this Form 8-K filing.








                                   SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934,  Registrant
has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   The Savannah Bancorp, Inc.

Date:  5/1/98                                      By: /s/ Archie H. Davis
       -------                                          ----------------------
                                                            President


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EXHIBIT 99




                           The Savannah Bancorp, Inc.

Earnings Release                           For More Information please contact:
April 24, 1998                             Archie H. Davis, President & CEO
For release: Immediately                   Savannah, Georgia
                                           912 / 651-8200

           Savannah Announces 27% Earnings Increase, Dividend Increase and a Delay in Its Merger with Bryan Bancorp

The Savannah Bancorp, Inc., the bank holding company for The Savannah Bank, N.A. located in Savannah, Georgia, announces record first quarter earnings. Net income for the first quarter was $466,000 or $.26 per diluted share, compared to prior year net income of $367,000 or $.20 per diluted share, an increase of 27% in earnings and 30% in diluted earnings per share.

Deposits increased $24.4 million, or 20%, to $146.4 million and loans increased $17.0 million, or 18%, to $105.6 million at March 31, 1998 and 1997, respectively. Total assets were $167.4 million as of March 31, 1998. This represents an increase of 20% over March 31, 1997.

Asset quality remains strong with only $20,000 in non-performing assets at March 31, 1998.

The Board, at its regular quarterly meeting held April 20, 1998, increased the regular quarterly cash dividend to ten cents per share from four cents per share. The record date for the cash dividend is May 1, and the dividends are payable on May 18.

The Board also approved a delay in filing the Registration Statement with the Securities and Exchange Commission for the merger with Bryan Bancorp of Georgia, Inc. (Bryan), pending resolution of differences with a director who is also Chairman of Bryan and owns 8.6 percent of its outstanding stock.

All the directors of Bryan, with the exception of this director, have signed an affiliate agreement which imposes certain restrictions on the ability of the Board and shareholders with greater than 5% stock ownership to dispose of their stock. The refusal of this director to sign an affiliate agreement could impact the pooling-of-interests accounting method which is a condition to the merger.

The Boards of Bryan and Savannah have reaffirmed their intent to consummate the merger and will move forward with the transaction when this director signs an affiliate agreement or the parties are otherwise able to consummate the merger as agreed.

The Savannah Board also approved holding the regular 1998 Annual Shareholders Meeting on June 16, 1998 to re-elect directors. A special shareholders meeting will be held to vote on the Bryan merger at a later date.

The Savannah Bancorp, Inc. is listed on The Nasdaq National Market under the symbol SAVB. See the accompanying See the accompanying financial highlights for additional financial information.financial highlights for additional financial information. inancial information.financial highlights for additional financial information.

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